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                                                                     EXHIBIT 3.3

                   THE MEMBERS FINANCIAL SERVICE BUREAU,INC.

                             ARTICLES OF AMENDMENT

                                     TO THE

                           ARTICLES OF INCORPORATION




Pursuant to the provisions of the Colorado Business Corporation Act, The Members Financial Service Bureau, Inc., ("Corporation") adopts the following Articles of Amendment to its Articles of Incorporation.


         FIRST: The name of the Corporation is The Members Financial Service Bureau, Inc.

         SECOND: Articles I, IV, VIII, and IX of the Corporations Articles of Incorporation are hereby amended to read as follows:


                                   "ARTICLE I

                                      NAME

The name of the Corporation shall be Shared Use Network Services, Inc.

                                   ARTICLE IV

                                     CAPITAL

The authorized capital stock of the Corporation shall be 30,000,000 shares consisting of 20,000,000 shares of common stock with a par value of $1.00 per share ("Common Stock") and 10,000,000 shares of preferred stock with a par value of $1.00 per share ("Preferred Stock").

The designations and the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the shares of each class of stock are as follows:

1. Preferred Stock

The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more series. The description of shares of each series of Preferred Stock, including any preferences, conversion and other rights, voting powers, restrictions, limitation as to dividends, qualifications, and terms and conditions of redemption shall be as set forth in resolutions and

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adopted by the Board of Directors and in Statement of Series Shares filed as required by law from time to time prior to the issuance of any shares of such series.

The Board of Directors is expressly authorized, to issue, by adopting resolutions providing for the issuance of, or providing for a change in the number of, shares of any particular series of Preferred Stock and to set or change in any one or respects the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms and conditions of redemption relating to the shares of each such series. Notwithstanding the foregoing, the Board of Directors shall not be authorized to change the right of the Common Stock of the Corporation to vote one vote per share on all matters submitted for stockholder action. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, setting or changing the following:

           (a) the distinctive serial designation of such series and the number of shares constituting such series (provided that the aggregate number of shares constituting all series of Preferred Stock shall not exceed 10,000,000);

           (b) the annual dividend rate on shares of such series, whether dividends shall be cumulative and, if so, from which date or dates;

           (c) whether the shares of such series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon and after which such shares shall be redeemable, and whether the amount may vary under different conditions and at different redemption dates;

           (d) the obligation, if any, of the Corporation to redeem or repurchase shares of such series pursuant to a sinking fund;

           (e) whether shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes and, if so, the terms and condition of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

           (f) whether the shares of such series shall have voting rights, in addition to the voting provided by the law, and if so, the terms of such voting rights;

           (g) the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

           (h) any other relative rights, powers, preferences, qualifications, limitations or restrictions thereof relating to such series which may be authorized under the Colorado Business Corporation Act.

The shares of Preferred Stock of any one series shall be identical with each other in all respects except as to the dates from and after which dividends thereon shall cumulate, if cumulative.

2. Common Stock

Subject to all rights of the Preferred Stock as expressly provided herein, by law or by the Board of Directors pursuant to this Article, the Common Stock of the Corporation shall possess all such rights and privileges as are afforded to capital stock by applicable law in the absence of any express grant of rights or privileges in these Articles of Incorporation, including, but not limited to, the following rights and privileges:

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           (a) dividends may be declared and paid or set apart for payment upon the Common Stock out of any asset or funds of the Corporation legally available for the payment of dividends;

           (b) the holders of Common Stock shall have the right to vote for the election of directors and on all other matters requiring stockholder action, each share being entitled to one vote; and

           (c) upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation, after making provision for the satisfaction of any liquidation preference of any then outstanding Preferred Stock, shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests.

                                  ARTICLE VIII

            PRINCIPAL OFFICE, REGISTERED OFFICE AND REGISTERED AGENT

The principal office and the principal place of business of the Corporation in Colorado shall be located at 1660 S. Albion St., Suite 309, Denver, Colorado 80222. The Board of Directors, however, from time to time may establish such other offices, branches, subsidiaries, or divisions which it may consider to be advisable.

The address of the Corporation's Registered Office in Colorado for the purpose of the Colorado Business Corporation Act, as amended, shall be:

                        1660 South Albion St., Suite 309
                             Denver, Colorado 80222

The name of the Corporation's Registered Agent at the address of the aforesaid Registered Office for the purpose of that Act shall be:

                               Gilbert L. McSwain

The undersigned hereby consents to the appointment as the Registered Agent for the Corporation.



                                                          /s/ GILBERT L. MCSWAIN
                                                          ----------------------
                                                              Gilbert L. McSwain

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                                   ARTICLE IV
                               BOARD OF DIRECTORS

The affairs of the Corporation shall be governed by a Board of Directors which shall be organized and operate in accordance with the provisions of this Article.

1. The number of Directors of the Corporation which shall constitute the whole Board shall be not less than three Directors. The exact number of Directors shall be fixed from time to time pursuant to a resolution adopted by a majority of the entire Board of Directors. The Directors shall be divided into three classes, as nearly equal in number as possible, with respect to the time for which they shall severely hold office. Directors of Class A first chosen shall hold office for one year or until the first annual election following their election; Directors of Class B first chosen shall hold office for two years or until the second annual election following their election; and Directors of Class C first chosen shall hold office for three years or until the third annual election following their election, and, in each case, until their successors to the Class of Directors whose term shall expire at that time shall be elected to hold office for a term of three years, so that the term of office of one Class of Directors shall expire in each year. Each Director elected shall hold office until his successor shall be elected and shall qualify.

2. Newly created Directorships resulting from any increases in the authorized number of Directors shall be filled by a majority vote of the remaining Directors, though less than a quorum, and the Directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which a successor shall be elected and shall qualify.

3. Any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by the vote of a majority of the remaining Directors, though less than a quorum, and the Directors so chosen shall serve for the unexpired term of this predecessor in office.

4. The name and addresses of the member of the Board of Directors, who shall hold office until the next annual meeting of the shareholders of the Corporation or until their successors shall have been elected and qualified, are;

                   NAME                                  ADDRESS
                   ----                                  -------
          Howard E. Tooke                       4811 North 7th Street, Suite A-2
                                                Phoenix, Arizona 85014

          Deborra T. Tooke                      4811 North 7th Street, Suite A-2
                                                Phoenix, Arizona 85014

          Simone Rubin                          4811 North 7th Street, Suite A-2
                                                Phoenix, Arizona 85014";



Effective upon the filing of these Articles of Amendment to the Articles of Incorporation, each 30 shares of the Corporation's $.001 par value Common Stock existing prior thereto shall be converted into one share of the Corporation's $1.00 par value Common Stock without the

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necessity of any further act by the Corporation, and, that in lieu of any fractional shares created by this 30 to 1 reverse stock split, the Corporation shall issue to the holder of any such fractional share one additional whole share of Common Stock.

           THIRD: The Amendment was duly adopted by the stockholders on August 23, 1995 by a sufficient vote of the outstanding stock of the Corporation.


Executed this 7th day of September, 1995


                                     The Members Financial Services Bureau, Inc.



                                     By /s/ HOWARD E. TOOKE
                                        ----------------------------------------
                                            Howard E. Tooke
                                            President





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